                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                        AQUIS COMMUNICATIONS GROUP, INC.
          -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction:
       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
       2) Form, Schedule or Registration Statement No.:
       3) Filing Party:
       4) Date Filed:

                        AQUIS COMMUNICATIONS GROUP, INC.
                            1719A Route 10, Suite 300
                          Parsippany, New Jersey 07054



                                                               November 28, 2002


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Aquis Communications Group, Inc. (the "Company") which will be held on Wednesday, December 11, 2002, at 10:00 a.m. at the Company's principal executive offices located at 1719A Route 10, Suite 300, Parsippany, New Jersey 07054 (the "Annual Meeting").

         Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company's 2001 Annual Report. We encourage you to read the Annual Report. It includes information on the Company's operations, markets and products, as well as the Company's audited financial statements.

         It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may vote your shares in person if you wish. We sincerely appreciate your prompt cooperation.

                                   Sincerely,


                                   /s/ Alex E. Stillwell
                                   ---------------------
                                   ALEX E. STILLWELL



                                   President and Chief Executive Officer

                        AQUIS COMMUNICATIONS GROUP, INC.
                            1719A Route 10, Suite 300
                          Parsippany, New Jersey 07054

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 11, 2002

                                 ---------------

To the Shareholders of Aquis Communications Group, Inc.:

         The Annual Meeting of the Shareholders of Aquis Communications Group, Inc. (the "Company") will be held at the Company's principal executive offices located at 1719A Route 10, Suite 300, Parsippany, New Jersey 07054, on December 11, 2002 at 10:00 a.m. (the "Annual Meeting") for the following purposes:

         1. To elect six directors to the Company's board of directors (the "Board").

         2. To approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of common stock from 75,000,000 to 450,000,000 shares.

         3. To approve an amendment to the Certificate to eliminate the classification of the Board into three different classes.

         4. To ratify the reappointment by the Board of Wiss & Company LLP as the Company's independent auditors for fiscal year 2002.

         5. To consider and act upon other matters that may properly come before the Annual Meeting.

         The Board has fixed the close of business on November 13, 2002 as the record date for determining the shareholders having the right to notice of and to vote at the Annual Meeting.

         Whether or not you intend to be present at the Annual Meeting, please vote your shares by completing and signing your enclosed proxy card and promptly returning it in the enclosed postage-paid envelope. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                  By Order of the Board of Directors,



                                   /s/ Alex E. Stillwell
                                   ---------------------
                                   Alex E. Stillwell

                                  President and Chief Executive Officer

November 28, 2002

                        AQUIS COMMUNICATIONS GROUP, INC.
                            1719A Route 10, Suite 300
                          Parsippany, New Jersey 07054

             ------------------------------------------------------

                                 PROXY STATEMENT

             ------------------------------------------------------

         This Proxy Statement and the accompanying form of proxy are being mailed on or about November 28, 2002 in connection with the solicitation by the board of directors (the "Board") of Aquis Communications Group, Inc. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders to be held at 10:00 a.m. on December 11, 2002, at the Company's principal executive offices located at 1719A Route 10, Suite 300, Parsippany, New Jersey 07054, and any adjournments thereof (the "Annual Meeting"). The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby.

         You may change your vote and revoke your proxy at any time prior to exercise by filing an instrument with the Secretary of the Company revoking it, by submitting a duly executed proxy bearing a later date or by request in person at the Annual Meeting. If your proxy is not revoked, the shares represented by your proxy will be voted according to your directions. If your proxy card is signed and returned without specifying voting directions, the shares represented by that proxy will be voted according to the recommendation of the Board on each proposal.

         On November 13, 2002, the record date fixed by the Board for the Annual Meeting, the Company had outstanding 18,158,767 shares of its common stock (the "Common Stock") and 161,453.172 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters to be voted on by the shareholders at the Annual Meeting. The Series A Preferred Stock is entitled to vote together with the holders of the Common Stock on all matters to be voted on by the shareholders at the Annual Meeting, on an "as if converted" basis. Accordingly, each share of Series A Preferred Stock is entitled to 1,000 votes on all matters to be voted on by the shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum at the Annual Meeting. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. Abstentions, directions to withhold authority and broker non-votes (which occur when brokers or nominees notify the Company they have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum and will have no effect on the election of directors.

         The approval of the amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock and to eliminate the classification of the Board into three different classes must receive a majority of the votes cast on the matter. Although shareholder approval is not required, the Company requests shareholder ratification of the reappointment of the Company's independent auditors. Abstentions and broker non-votes will have no effect on the outcome.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         On August 12, 2002, the Company closed its previously reported debt restructuring with its principal lender, FINOVA Capital Corporation ("FINOVA"), and AMRO International, S.A. ("AMRO"), the Company's unsecured lender (the "Restructuring"). The terms of the Restructuring are discussed in more detail in this Proxy Statement under the heading "Certain Relationships and Related Party Transactions." Pursuant to the terms of the Restructuring, (1) FINOVA received the right to and did appoint 3 directors to the Board, (2) AMRO received the right to and did appoint 1 such director, (3) the Company's Chief Executive Officer was selected as a director and (4) John Frieling, Patrick Egan and Robert Davidoff resigned from the Board effective August 12, 2002. All of those appointed to the Board pursuant to the terms of the Restructuring are nominated in this Proxy Statement to serve on the Board.

         Pursuant to the terms of the Certificate of Incorporation, the terms of office of the Board are divided into three classes, each with a three year term, except as follows: (1) Class III, whose term expires at the Annual Meeting, (2) Class II, whose term was scheduled to expire at the Company's annual meeting of shareholders in 2001 and (3) Class I, whose term was scheduled to expire at the Company's annual meeting of shareholders in 2000. Because the Company did not hold an annual meeting of shareholders in 2000 or 2001, election of the Class I, II and III directors will be held at the Annual Meeting. Since all directors will be elected at the Annual Meeting, the proposed nominees have not been classified in accordance with the Certificate of Incorporation. Moreover, such classification will be unnecessary if the proposal set forth in this Proxy Statement to eliminate the classified Board is approved and implemented.

         Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of the nominees listed below as directors, each of whom is presently a member of the Board. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited with this Proxy Statement will be voted for such other person as the Board designates. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office.

         Except for Richard Gdovic, each of the following nominees for director have served as a director of the Company since August 12, 2002 pursuant to the terms of the Restructuring. Mr. Gdovic has served as a director of the Company since being appointed to the Board on August 26, 2002. Mr. Gdovic was appointed to the Board in order to satisfy the requirement in the Company's by-laws that the number of directors constituting the Board be set at six. The following information is provided concerning these nominees:

         John B. Burtchaell, Jr., age 59, is the Senior Vice President of FINOVA's Special Assets Division and is responsible for overseeing the management of the largest and most complex workout relationships in FINOVA's portfolio. This responsibility includes managing the execution of workout strategies for each of FINOVA's lines of business. Mr. Burtchaell has extensive portfolio workout and credit experience. He has held senior positions for various lending institutions. Prior to joining FINOVA in 1998, Mr. Burtchaell worked at First American National Bank where he was a Senior Vice President and Division Manager from 1996 to 1998 and a Senior Vice President and Senior Credit Officer from 1992 to 1996. He also held the position of Senior Vice President and Senior Credit Officer at Dominion Bank from 1988 to 1992. Before joining Dominion Bank in 1988, Mr. Burtchaell was the President and Chief Executive Officer of a BancOne affiliate for seven years. Mr. Burtchaell was designated by FINOVA to serve on the Board.

         Eugene I. Davis, age 47, served on an interim basis as the Company's President from April 29, 2002 to October 17, 2002 and as its Chief Executive Officer from July 1, 2002 to October 17, 2002. Since August of 2002, he has been the Chairman and Chief Executive Officer of Murdock Communications Corp., a NASDAQ listed company. In 1999, he became Chairman and Chief Executive Officer of PIRINATE Consulting Group, L.L.C., a privately held consulting firm specializing in crisis and turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for public and private business entities. Mr. Davis has been Chairman, Chief Executive Officer and President of RBX Industries, Inc. since August 2001, after having been appointed Chief Restructuring Officer in January 2001. RBX is a leading manufacturer of closed cell foam and custom mixed rubber compounds. From January 2000 through August 2001, Mr. Davis was Chairman and Chief Executive Officer of Murdock Communications Corp. From May 1999 through June 2001, he was the Chief Executive Officer of SmarTalk Teleservices, Inc., which had filed a petition under Chapter 11 of the Federal Bankruptcy Code in March 1999. He was Chief Operating Officer of TotalTel USA Communications, Inc. in 1998. Both SmarTalk Teleservices, Inc. and TotalTel USA Communications, Inc. are NASDAQ listed companies. In addition, he is a director of Coho Energy, Inc., Elder-Beerman Stores Corp., Eagle Geophysical, Inc., Flag Telecommunications, Inc., Metals USA, Inc., and a member of the Board of Advisors of PPM America Special Investment Funds. Mr. Davis serves on the Board under the terms of the Restructuring.

         Richard Gdovic, age 40, has been the General Manager of ComServe Corporation, a complete billing solutions organization designed specifically for the paging and cellular industries, since October 1994. Mr. Gdovic oversees all operations of ComServe and related holding companies. He also serves as the General Manager of Comsoft Corporation where he oversees all of its operations and as President of Comserve Service Group, Inc. Mr. Gdovic has sixteen years experience developing accounting software with the last twelve years spent developing software for the communications industry. He serves on the Board of Directors of Comserve Service Group, Inc., LaserTek Corporation and LaserTek Holding Corporation.

         Thomas W. Parrish, age 53, has been the President of Parrish Interests, a real estate and investment firm, since 1999. Prior to that, from 1985 to 1999, he was the President and Chief Executive Officer of Southwestern Bank & Trust Company and, from 1979 to 1985, he was the President of Exchange National Bank. Mr. Parrish has more than twenty years experience in commercial/consumer banking and real estate development industries and has the proven ability to manage operations and financial organizations ranging from $30 million to over $1 billion in assets. He has in-depth experience in start-ups, turnarounds, corporate restructurings, capital sourcing, business development and sales/marketing. Mr. Parrish serves on the Board of Directors of International Health & Biomedicine Ltd. and The First National Bank of Oklahoma. Mr. Parrish was designated by AMRO to serve on the Board.

         David A. Sands, age 45, is the Vice President of The FINOVA Group. Mr. Sands is responsible for workout management/ recovery of a variety of distressed companies. He has proven success in corporate finance, workouts and mergers and acquisitions. Prior to joining FINOVA in May 2001, Mr. Sands served as the Chief Executive Officer from September 1999 to July 2001 of PCT Automation Systems Corporation where he developed and executed business and financial plans that enabled the previously reorganized and restructured company to prosper and be sold to a corporate buyer. Prior to that, he served as an independent consultant, with assignments including Interim President, board of directors member and acquisition consultant, from September 1997 to March 2001. From April 1996 to July 1997, Mr. Sands served as the President and Chief Executive Officer of Process Control Technologies, Inc., a manufacturer of specially continuous flow equipment, and in such capacity he led the company through a successful emergence from bankruptcy in seven months. Mr. Sands was designated by FINOVA to serve on the Board.

         Alex E. Stillwell, age 56, has served as the Company's President and Chief Executive Officer since October 17, 2002. He has been Chairman and Chief Executive Officer of A&K Associates, LLC, a consulting firm, since July 1999. Recent assignments included AccessLan where he was responsible for developing a global Channel Sales organization to sell products new to the market. From April 2000 to October 2000, he was a consultant and served as Chief Executive Officer and President of Raleigh Technology Corp., where he successfully implemented a plan to revive the company and sold it. From 1985 to 1999, Mr. Stillwell served as Vice President of Finance, Sales or General Manager in several positions with Nortel Networks, Inc. Mr. Stillwell was designated by FINOVA to serve on the Board.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH
                            OF THE DIRECTOR NOMINEES

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Director Compensation

         In fiscal year 2001, directors that were not officers of or employed by the Company were not compensated under any standard policy or arrangement with the Company. Such directors were generally compensated only through the issuance of stock options. Messrs. Egan, Davidoff and Frieling were each granted an option to purchase 150,000 shares of Common Stock on November 21, 2001. These options provide an exercise price of $0.03, expire on November 21, 2011, and vest in four equal annual increments starting with the initial vesting for 37,500 subject shares on the grant date. By resolution of the Board, dated August 26, 2002, the Board determined that in light of the substantial contribution of time that was being asked of all members of the Board, the compensation for members of the Board going forward will be (1) an annual retainer of $15,000, payable quarterly, (2) a per meeting fee of $1,000 for each in-person meeting and $500 for each telephonic meeting and (3) the reimbursement of expenses.

         Meetings and Committees of the Board

         The Board has a standing audit committee and is currently considering the appointment of a standing compensation committee. The Board does not have a standing nominating committee. The Board held five meetings in fiscal year 2001. Each director attended at least 75% of meetings of the full Board and meetings of committees on which each served.

         The Audit Committee consists of Messrs. Parrish (Chairman), Gdovic and Sands. Upon the closing of the Restructuring, Messrs. Egan and Davidoff resigned from the Audit Committee. All of the members of the Audit Committee are "independent" for the purpose of the Company's Audit Charter, except for Mr. Sands who is not independent since he is an officer of FINOVA. The Audit Committee ratifies the selection of the Company's independent auditors, reviews the arrangements for and scope of the Company's annual audit and reviews the results of such audit. The Audit Committee also inquires into important internal controls, accounting and financial reporting matters, reviews potential conflict of interest situations, as appropriate, and reports and makes recommendations to the full Board, as appropriate. The Audit Committee held five meetings in fiscal year 2001.

         Upon the closing of the Restructuring, Messrs. Egan and Davidoff resigned from the Compensation Committee. The Board is currently considering the appointment of a Compensation Committee but has not made such an appointment as of the date of this Proxy Statement. The Compensation Committee reviews the Company's compensation policies and reviews and approves the compensation of executive officers. The Compensation Committee had one meeting in fiscal year 2001.

                               EXECUTIVE OFFICERS

         The following information sets forth the age, business experience and certain other information for each of the current executive officers of the
Company:

Name                                 Age             Position
----                                 ---             --------

Alex E. Stillwell* ..............    56    President and Chief Executive Officer
D. Brian Plunkett  ..............    46    Vice President and Chief Financial
                                           Officer
Brian M. Bobeck    ..............    35    Vice President-Engineering
David S. Laible    ..............    36    Vice President-Sales

         *Biographical information for Mr. Stillwell is provided under the heading "Proposal 1 Election of Directors".

         D. Brian Plunkett served as the Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of Aquis Communications, Inc. from January 1, 1999 until its merger with the Company, and as Vice-President and Chief Financial Officer of the Company since that time. Prior thereto, he had been the Chief Financial Officer for NationPage, Inc., from January 1995. For more than ten years prior to his employment with NationPage, Mr. Plunkett was employed by PageAmerica Group, Inc., a publicly traded, FCC licensed facilities-based wireless provider where he served as Vice President of Finance and Principal Accounting Officer. Mr. Plunkett is a Certified Public Accountant.

         Brian M. Bobeck has served as Vice-President Engineering, of the Company and its predecessor since January 1999. During 1998, Mr. Bobeck was Director of Technical Services for Vanguard Cellular. From 1996 to 1998, Mr. Bobeck was Director of Engineering for NationPage Inc. Prior thereto, Mr. Bobeck was Operations Manager for C-TEC Corporation, an independent local exchange carrier.

         David S. Laible has served as Vice President-Sales of the Company and its predecessor since January 1999. From April 1997 to January 1999, Mr. Laible was Director of Sales and Marketing for Bell Atlantic Paging. Prior thereto, Mr. Laible was Director-National Retail for Bell Atlantic Mobile.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued for the fiscal years ended December 31, 2001, 2000, and 1999, by the Company to or for the benefit of each person who served as the Company's Chief Executive Officer and by the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who served as such at the close of fiscal year 2001 (the "Named Executive Officers"):

                           Summary Compensation Table


                                   Annual Compensation                         Long Term Compensation
                                   -------------------                         ----------------------
                                                                            Awards                     Payouts
                                                                            ------                     -------
                                                                  Restricted
                                                                     Stock          Options/          All Other
Name and Principal Position    Year     Salary        Bonus       Award(s)($)      SARS(#)(1)      Compensation(2)
---------------------------    ----     ------        -----       -----------      ----------      ---------------

John B. Frieling (3).......    2001    $167,500        -0-            -0-           300,000              -0-
Chief Executive Officer        2000    $ 78,750        -0-            -0-           300,000              -0-
                               1999      ---           ---            ---             ---                ---

Keith J. Powell(4).........    2001    $144,327      $22,500          -0-           350,000              -0-
President                      2000      ---           ---            ---             ---                ---
                               1999      ---           ---            ---             ---                ---

D. Brian Plunkett(5).......    2001    $152,917      $10,000          -0-           100,000              -0-
Chief Financial Officer        2000    $177,855        -0-            -0-            75,000              -0-
                               1999    $141,667        -0-            -0-           316,762              -0-

Brian M. Bobeck(6).........    2001    $153,150      $35,000          -0-           100,000            $8,120
Vice President Engineering     2000    $124,642      $20,000          -0-           175,000            $3,750
                               1999    $111,458        -0-            -0-            53,500            $3,129

David S. Laible(6).........    2001    $138,908      $15,000          -0-           100,000            $9,074
Vice President Sales           2000    $ 99,585      $40,000          -0-           175,000            $4,200
                               1999    $101,577      $31,000          -0-            53,500            $3,977

(1) All grants were approved by the Board in November 2001, except for the grant made to Mr. Powell disclosed below in footnote 4.

(2)      Represents matching contributions to the Company's 401(k) plan.

(3) Mr. Frieling began serving as Chief Executive Officer on September 19, 2000. Does not include options to purchase 25,000 shares of Common Stock and 100,000 shares of Common Stock issued to him on April 18 and July 24, 2000, respectively, before his appointment as CEO. Mr. Frieling resigned as the Company's Chief Executive Officer effective July 1, 2002.

(4) Mr. Powell's employment with the Company began on January 15, 2001. He was granted options to acquire 200,000 shares of Common Stock in connection with his hiring. Another option grant for 150,000 shares was made later during that year. Mr. Powell resigned as the Company's President and Chief Executive Officer effective May 24, 2002.

(5) Mr. Plunkett was granted options to purchase 100,000, 75,000, 50,000 and 266,762 shares of Common Stock on November 21, 2001, December 13, 2000, and August 31 and January 4, 1999, respectively.

(6) Messrs. Bobeck and Laible were each granted options to purchase 100,000, 75,000,100,000 and 53,500 shares of Common Stock on November 21, 2001, December 13, June 25, 2000 and May 4, 1999, respectively.

         Employment Agreements

         On September 19, 2000, Mr. Frieling and the Company entered into an employment agreement defining the terms under which Mr. Frieling was to serve as the Company's Chief Executive Officer. Pursuant to the agreement, the Company paid Deerfield Partners a monthly amount of $17,500 and issued Mr. Frieling options to purchase 300,000 shares of Common Stock at a price of $0.9625 per share (110% of the closing price for the Common Stock on September 19, 2000). Options issued to Mr. Frieling for 150,000 shares vested immediately upon issuance and options to purchase 25,000 shares of Common Stock vested on the first day of each month, commencing October 1, 2000. Effective December 1, 2001, the Company and Mr. Frieling entered into a new Executive Services Agreement providing a renewable one-year term, a monthly salary of $15,000, compensation in the amount of $67,500 for services provided from the second quarter of 2001 through the effective date of the agreement and options to purchase 300,000 shares of Common Stock at $0.03. These options, expiring on December 31, 2007, provide vesting for 150,000 at the time of grant and 25,000 additional shares monthly until fully vested. Mr. Frieling resigned as the Company's Chief Executive Officer effective July 1, 2002. Under his severance agreement, Mr. Frieling was paid his compensation until the closing of the Restructuring on August 12, 2002.

         Mr. Plunkett, the Company's Chief Financial Officer, entered into an employment agreement with BAP Acquisition Corp. in November 1998, pursuant to which he received a base salary of $175,000, subject to upward adjustment, and bonus compensation as determined by the Board. In November 1998, Aquis Communications, Inc. entered into an employment agreement with David Laible. The agreement provided for an annual base salary of $100,000 and incentive compensation. Also in November 1998, Aquis Communications, Inc. entered into an employment agreement with Brian Bobeck. That agreement provided for an annual base salary of $100,000 and incentive compensation. The agreements with Messrs. Plunkett, Laible and Bobeck each expired at December 31, 2001. However, these individuals continue employment with the Company on an at will basis although the Company has agreed to provide each with salary continuation benefits for a period of six months in the event of their termination without cause.

         Mr. Davis, who served as the Company's Chief Executive Officer on an interim basis until October 17, 2002, received no compensation from the Company in such capacity, but had a consulting agreement with the Company pursuant to which he received $22,000 per month. The consulting agreement has terminated pursuant to its terms.

          Mr. Stillwell has served as the Company's President and Chief Executive Officer since October 17, 2002, under the terms of a letter agreement with the Company. Pursuant to the terms of the agreement, Mr. Stillwell serves on an at will basis at the direction of the Board and receives (1) an annual salary of $150,000, payable in accordance with the Company's standard payroll practices, (2) benefits in accordance with the Company's standard benefits package and (3) reimbursement for reasonable and necessary business expenses in accordance with the Company policies.

         Stock Option Plans

         The Company implemented a stock option plan in connection with its merger with Paging Partners Corporation on March 31, 1999 (the "Plan"). Under the Plan, options to purchase shares of Common Stock, intended to qualify as incentive stock options, may be granted to employees of the Company. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan. Options are exercisable for terms of six months to ten years from the date of grant. The Company also established the Aquis Communications Group, Inc. 2001 Stock Incentive Plan (the "2001 Plan") in November 2001. Both incentive stock options or non-qualified stock options may be granted under the 2001 Plan. Employees, directors and consultants are eligible for grants under the 2001 Plan. A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 2001 Plan.

                        Option Grants in Last Fiscal Year

         The following stock options were granted to the Named Executive Officers during fiscal year 2001:

                               # of            % of Total
                             Securities          Options            Exercise
                             Underlying         Granted to          Price Per                        Grant Date
                               Options         Employees in           Share     Expiration             Present
          Name               Granted (#)      Fiscal Year (1)       ($/Share)      Date              Value ($)(2)
          ----               -----------      ----------------       ---------     ---               ------------

John B. Frieling(3)......          300,000        26.4%              $0.03       December 31,         $8,100
                                                                                 2007

Keith J. Powell(4).......          200,000        17.6%              $0.125      January 14, 2011     $22,800
                                   150,000        13.2%              $0.03       November 21,         $4,050
                                                                                 2011

D. Brian Plunkett(5).....          100,000         8.8%              $0.03       November 21,         $2,700
                                                                                 2011

Brian M. Bobeck(5).......          100,000         8.8%              $0.03       November 21,         $2,700
                                                                                 2011

David S. Laible(5).......          100,000         8.8%              $0.03       November 21,         $2,700
                                                                                 2011

(1) Based on option grants to employees and the Named Executive Officers during fiscal year 2001 for the purchase of 1,130,000 shares. Excludes options to purchase 450,000 shares of Common Stock granted to non-employees in fiscal year 2001, including grants made to the Company's non-employee directors on November 21, 2001.

(2) The valuation method used was the Black-Scholes option pricing model. The calculations are based on the following factors as of the grant date: (i) the expected exercise of the options within three years, (ii) the risk-free interest rate on the grant date using treasury note rates ranging from 5.2% to 6.1% over the expected term of the options, (iii) the price of the stock on the date of grant ranging from $0.125 to $0.03 with its expected volatility at 100%, (iv) no risk of forfeiture and (v) dividend yield was not applicable as dividends are not expected.

(3) The option grant provided to Mr. Frieling during 2001 was effective on December 1, 2001 and provided immediate vesting of options for 150,000 shares, with additional vesting of options for 25,000 shares per month thereafter until fully vested.

(4) Options to purchase 200,000 shares of Common Stock were granted to Mr. Powell in connection with his employment by the Company on January 15, 2001. These options vest ratably on the first, second and third anniversaries of the grant date. Options to purchase 150,000 shares were granted on November 21, 2001 and provide ratable vesting on the grant date and the three succeeding anniversary dates of the grant date.

(5) Options to purchase 100,000 shares of Common Stock were granted to each of Messrs. Plunkett, Bobeck and Laible on November 21, 2001 and provide ratable vesting on the grant date and on the three succeeding anniversary dates of the grant date.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table sets forth information relating to the exercise of options during fiscal year 2001 by each Named Executive Officer and the year-end value of unexercised options.

                                                                      # of Securities                      Value of Unexercised
                                                                         Underlying                               in-the-
                               # Shares                             Unexercised Options at               Money Options at Fiscal
                              Acquired on       Value                   Fiscal Year End                   Year End ($) Exercisable/
           Name                Exercise      Realized ($)       (#) Exercisable/Unexercisable                  Unexercisable
           ----                --------            ---          -----------------------------                  -------------

John B. Frieling...........       -0-              -0-               600,000 / 150,000                         0 / 0

Keith J. Powell............       -0-              -0-                37,500 / 312,500                         0 / 0

D. Brian Plunkett..........       -0-              -0-               261,174 / 230,588                         0 / 0

Brian M. Bobeck............       -0-              -0-               185,667 / 142,833                         0 / 0

David S. Laible............       -0-              -0-               185,667 / 142,833                         0 / 0

                          COMPENSATION COMMITTEE REPORT

         Upon the closing of the restructuring of the Company's long-term debt with the Company's principal lenders on August 12, 2002, Messrs. Egan and Davidoff resigned from the Compensation Committee of the Board of Directors (the "Board") of Aquis Communications Group, Inc. (the "Company"). The Board is currently considering the appointment of a new Compensation Committee but has not made such an appointment as of the date of this Proxy Statement. The Board is therefore submitting this report for fiscal year 2001.

         The Compensation Committee reviews and approves compensation levels and benefit plans and policies applicable to senior management of the Company, including the Chief Executive Officer and other executive officers of the Company, and submits its recommendations to the Board for ratification. The Company's compensation policies are designed (1) to attract and retain individuals of the best quality available in the messaging services industry,
(2) to motivate and reward these individuals based on corporate and individual performance and (3) to align the interests of these individuals with the interests of the shareholders of the Company through stock-based incentives. Consistent with the above-stated philosophy, senior management compensation generally consists of base salary, bonus and incentive awards in the form of stock options.

         In fiscal year 2001, compensation of Brian M. Bobeck, the Company's Vice President Engineering, David S. Laible, the Company's Vice President Sales and D. Brian Plunkett, the Company's Chief Financial Officer, was determined in accordance with prior employment agreements which were based, in form, upon arms length negotiations. Each of these agreements expired at December 31, 2001, and, in light of the poor economic performance of the Company, Messrs. Bobeck, Laible and Plunkett voluntarily agreed to continue their employment with the Company on an at will basis. The Company has agreed, however, to provide each with salary continuation benefits for a period of six months in the event of their termination without cause. In fiscal year 2001, compensation of the Company's President, Keith J. Powell, was determined in accordance with his employment agreement. Mr. Powell resigned as President of the Company effective May 24, 2002.

         In fiscal year 2001, the compensation of the Company's Chief Executive Officer, John B. Frieling, was determined in accordance with the terms of his employment agreement. On September 19, 2000, Mr. Frieling and the Company entered into an employment agreement defining the terms under which Mr. Frieling was to serve as the Company's Chief Executive Officer. Pursuant to the agreement, the Company paid Deerfield Partners a monthly amount of $17,500 and issued Mr. Frieling options to purchase 300,000 shares of Common Stock at a price of $0.9625 per share (110% of the closing price for the Common Stock on September 19, 2000). Options issued to Mr. Frieling for 150,000 shares vested immediately upon issuance, and options to purchase 25,000 shares of Common Stock vested on the first day of each month, commencing October 1, 2000. Effective December 1, 2001, the Company and Mr. Frieling entered into a new Executive Services Agreement providing a renewable one-year term, a monthly salary of $15,000, compensation in the amount of $67,500 for services provided from the second quarter of 2001 through the effective date of the agreement, and options to purchase 300,000 shares of Common Stock at $0.03. These options, expiring on December 31, 2007, provide vesting for 150,000 at the time of grant and 25,000 additional shares monthly until fully vested. Mr. Frieling resigned as the Company's Chief Executive Officer effective July 1, 2002.

                               Respectfully submitted by the Board of Directors,


                               John B. Burtchaell,
                               Jr. Eugene I. Davis
                               Richard Gdovic
                               Thomas W. Parrish
                               David A. Sands
                               Alex E. Stillwell


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors (the "Board") of Aquis Communications Group, Inc. (the "Company") consists of Messrs. Parrish (Chairman), Gdovic and Sands. Upon the closing of the restructuring of the Company's long-term debt with the Company's principal lenders on August 12, 2002, Messrs. Egan and Davidoff resigned from the Audit Committee. All of the members of the Audit Committee are "independent" for the purpose of the Company's Audit Charter, except for Mr. Sands who is not independent since he is an officer of FINOVA Capital Corporation. The Audit Committee ratifies the selection of the Company's independent auditors, reviews the arrangements for and scope of the Company's annual audit and reviews the results of such audit. The Audit Committee also inquires into important internal controls, accounting and financial reporting matters, reviews potential conflict of interest situations, as appropriate, and reports and makes recommendations to the full Board, as appropriate.

         The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix A. While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, in its corporate oversight role, the Audit Committee reviews the Company's financial reporting process on behalf of the Board.

         The Audit Committee annually reviews the scope of the Company's audit and the results of such audit. In addition, conferences and/or meetings are held with the Company's independent public accountants prior to the filing of quarterly financial information with the Securities and Exchange Commission. The meetings and the conferences are designed to facilitate open communication between the Audit Committee, management of the Company and the Company's independent public accountants. The Audit Committee reviews and discusses the consolidated financial statements and the quarterly financial information with management and independent public accountants in the context of these meetings.

         The Audit Committee also actively participates in the selection of the firm to audit the consolidated financial statements of the Company, and recommended to the Board the selection of Wiss & Company LLP ("Wiss") as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2001. The Audit Committee has recommended to the Board that Wiss be selected as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2002.

         The Audit Committee discussed with Wiss matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). Wiss also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board ("ISB") Standard No. 1 (Discussions with Audit Committees), and the Audit Committee discussed with Wiss their independence under ISB Standard No. 1.

         Based upon these reviews and discussions, the Audit Committee for fiscal year 2001 recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                  Respectfully submitted,


                                  Thomas W. Parrish, Chairman

                                  Richard Gdovic

                                  David A. Sands



                                  Members of the Audit Committee

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Frieling resigned as a member of the Company's Compensation Committee in 2001. During 2001, the Company paid investment banking fees totaling $67,674 to Deerfield Capital, L.P. and Deerfield Partners, LLC. Mr. Frieling serves as managing director of Deerfield Partners, LLC, which in turn serves as general partner of Deerfield Capital, L.P.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On August 12, 2002, the Company closed the Restructuring with FINOVA and AMRO. This closing and the terms of the Restructuring were reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2002. Under the terms of the Restructuring, the Company's outstanding long-term debt was reduced and the Company's institutional lenders were provided with equity in the Company that resulted in a change in control of the Company. FINOVA, through an affiliate, Desert Communications I, LLC ("Desert"), acquired a 79.99% equity interest and voting control of the Company, along with two secured notes in the total principal amount of $9,000,000. In exchange, all other existing outstanding debt due to FINOVA was cancelled. AMRO acquired a 9.9% equity interest in the Company and an unsecured subordinated note in the principal amount of $1,000,000 in exchange for the forgiveness of all obligations due under the 11% Convertible Debenture previously outstanding and the cancellation of all outstanding warrants held by AMRO. The final component of the Restructuring provided the previous holders of the Company's 7.5% Redeemable Preferred Stock with a new issue of non-convertible redeemable preferred stock in the face amount of $300,000.

         FINOVA exchanged all obligations due from the Company under its Loan Agreement and Note dated December 31, 1998, as subsequently amended, and its Equipment Lease dated as of March 31, 1999, including accrued interest, fees and other cost reimbursements due it. In return, FINOVA received from the Company:

         (1) A Restructured Senior Secured Promissory Note (the "Tranche A Note") in the principal amount of $7,000,000, maturing on June 30, 2006, bearing interest at the prime rate plus 3.5% but not less than 9%.

         (2) A Senior Secured Subordinated Note in the principal amount of $2,000,000 (the "Tranche B Note"), maturing on June 30, 2006, bearing interest at 15%, and providing that no payment of any amount under such note is required in the event that the Tranche A
              Note is paid in full under certain conditions not later than March 31, 2006.

         (3) Shares of the Company's Senior Convertible Preferred Stock granting conversion rights into shares of Common Stock providing an equity interest of 74.99% on a fully diluted basis.

         (4) Warrants to purchase additional shares of Common Stock representing an additional 5% interest in the Company at an exercise price of $0.01 per share. These warrants consist of Series A warrants that expire ten years after the date of grant and Series B warrants that expire ten years after the date of grant, or, if earlier, on the date that the Tranche A Note is paid in full on or before March 31, 2006.

         (5) Financial covenants including limits on capital expenditures and minimum operating profits. Minimum required operating profits are measured based on the ratio of the outstanding principal balance of the Tranche A Note to EBITDA. During the years 2002 through 2006, respectively, that ratio of debt to EBITDA may not exceed
              4.0 to 1, 2.35 to 1, 1.61 to 1, 1.07 to 1 and 0.68 to 1.

         (6)  The right to appoint 3 members to the Board.

         AMRO exchanged all of its interests in its 11% Convertible Debenture, dated April 3, 2000, including $2,000,000 of principal and related accrued interest and the cancellation of all outstanding warrants held by it. In return, AMRO received from the Company:

         (1) An Unsecured Promissory Note, without conversion rights, in the principal amount of $1,000,000, maturing two years subsequent to the Tranche A Note, currently on June 30, 2008 and bearing interest at 10% (the "AMRO Note").

         (2) Shares of the Company's Senior Convertible Preferred Stock granting conversion rights into shares of Common Stock and warrants to purchase additional shares of Common Stock granting an exercise price of $0.01 and expiring ten years after the date of grant. The stock and warrants provide an aggregate equity interest in the Company of 9.9% on a fully diluted basis.

         (3)  The right to appoint 1 member to the Board.

         Previous holders of the Company's 7.5% Redeemable Preferred Stock in the face amount of $1,500,000 plus unpaid accrued dividends executed agreements providing for the exchange of those securities for new securities. Such holders received non-convertible Redeemable Preferred Stock of the Company having a face value of $300,000, accruing dividends at the annual rate of 10% and redeemable two years after the payment in full of the AMRO Note. These holders received no rights to appoint members to the Board.

         Deerfield Capital, LP, of which Mr. Frieling is a principal, and Deerfield Partners, LLC, of which Mr. Frieling is Managing Director, provided investment banking services to the Company in connection with certain of its completed and proposed acquisitions. During 1999, Deerfield Capital and Deerfield Partners were paid a total of $411,000 in fees and expenses for such services. During 2000 and 2001, respectively, such payments totaled $67,674 and $26,250.

         In April 2000, the Company and John X. Adiletta entered into a settlement agreement related to employment related claims brought by Mr. Adiletta. The terms of that settlement provide for a payment of $25,000, a credit of $75,000 against existing indebtedness owed to the Company by Mr. Adiletta, stock valued at $400,000, forgiveness of $115,000 of debt under an existing promissory note secured by Common Stock owned by Mr. Adiletta, and the reinstatement of 55,000 stock options with an exercise price of $1.12 each under a previous Incentive Stock Option Agreement. At April 16, 2001, the outstanding balance due under this 8% note, after the settlement, was $50,000. Due to non-payment of this note, the Company filed a lawsuit to enforce collection. In response, Mr. Adiletta filed a counterclaim and third-party complaint on or about March 27, 2001 against the Company and Messrs. Frieling, Plunkett, Egan, Salerno and Davidoff, in which Mr. Adiletta sought unspecified damages for the
(1) alleged breach of the terms of the settlement agreement between the Company and Mr. Adiletta, (2) alleged fraud in connection with such settlement agreement and (3) alleged breach of fiduciary duties and negligence arising out of the governance of the Company. This matter was settled on October 16, 2001, through the return of all Common Stock held by Mr. Adiletta and the termination of all option rights held by him in exchange for a cash payment to him of $117,500 and the forgiveness of the promissory note due from him in the then-remaining amount of $50,000.

         In August 2000, the Company completed the sale of its Internet business assets to a private investment group headed by John V. Hobko, the Company's IP's former president, and Mr. Frieling, who owned or controlled an approximate 13% interest in that investment group at that time. Mr. Frieling was also a director of the Company and was subsequently named as its Chief Executive Officer. The transaction was negotiated based on arms-length negotiations conducted by Messrs. Frieling and Salerno, at the direction of the Board. The Company sold these assets on August 31, 2000 at an approximate purchase price of $2,970,000, inclusive of cash, a 10% note in the amount of $1,329,018 and the assumption of the Company IP indebtedness. That note was paid down to approximately $950,000 through several periodic payments during the ensuing months. The maturity date of that note, in the original face amount of $1,329,018, had been extended from October 31, 2000 to March 31, 2001 and finally to December 31, 2001. Pursuant to the modified payment terms of that final extension, the Company collected the remaining discounted balance of $625,000 in September 2001. The Company initially acquired these assets through a stock purchase in June 1999 at a cost to the Company of 1,150,000 shares of Common Stock valued at about $1,600,000, $275,000 of cash and assumed liabilities and transaction costs totaling approximately $245,000.

                                PERFORMANCE GRAPH

          The following graph compares for the five-year period ended December 31, 2001, the cumulative total shareholder returns (assuming reinvestment if dividends) on $100 invested on December 31, 1996 in the Company's Common Stock, the Nasdaq Stock Market (US Companies) and the NASDAQ Stocks (SIC 4810-4819 US Companies) Telephone Communications. The stock price performance shown in the graph is not necessarily indicative of future price performance.



                           [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------
Company/ Index                           12/31/96    12/31/97    12/31/98     12/31/99    12/31/00   12/31/01
------------------------------------------------------------------------------------------------------------------
Aquis Communication Group, Inc.              100        133.3       145.8        225.0       16.7        2.4
------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market (US Companies)           100        122.5       172.7        320.3       192.8      153.0
------------------------------------------------------------------------------------------------------------------
NASDAQ Stocks (SIC 4810-4819 US              100        133.0       234.5        391.7       149.5       97.3
Companies) Telephone Communications
------------------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding beneficial ownership of the Common Stock as of October 31, 2002, with respect to: (1) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each of the Company's directors, (3) each of the Company's Named Executive Officers and (4) all directors and officers as a group. Except as noted, each person set forth below has sole voting and investment control over the shares reported.

                                                                                     Shares Beneficially         Percent of
            Name and Address (1)                                                          Owned (2)          Outstanding Shares
            -----------------                                                             ---------          ------------------
            FINOVA Capital Corporation                                                  358,272,689                    79.9%
            and Desert Communications I, LLC (3)
            500 Church Street, Suite 200
            Nashville, TN 37219

            John B. Frieling (4)..............................................           2,175,423                     10.7%
            c/o Deerfield Capital, L.P.
            20 North Main Street, Suite 120
            Sherborn, MA 01770

            AMRO International, S.A. (5)                                                 44,341,788                    9.9%
            c/o Ultra Finance
            Grossmuenster Platz 6
            Zurich CH-8022, Switzerland

            Deerfield Partners, LLC.(6).......................................           1,425,423                     7.0%
            20 North Main Street, Suite 120
            Sherborn, MA 01770

                                                                                     Shares Beneficially         Percent of
            Name and Address (1)                                                          Owned (2)          Outstanding Shares
            -----------------                                                             ---------          ------------------
            Robert Greene (7).................................................           1,289,351                     6.3%
            c/o Robert Greene Communications, Inc.
            210 West Market Street
            Pottsville, PA 17901

            Michael Salerno (8) ..............................................           1,219,526                     6.0%
            c/o Select Paging Investors, L.P.
            4718 Old Gettysburg Road
            Mechanicsburg, PA 17055

            Patrick M. Egan (9) ..............................................           1,195,722                     5.9%
            c/o Select Security, Inc.
            1706 Hempstead Road
            Lancaster, PA 17601

            Deerfield Capital, LP.(10)........................................           1,086,703                     5.3%
            20 North Main Street, Suite 120
            Sherborn, MA 01770

            Suburban Connect, LP (11) ........................................            964,589                      4.7%
            c/o The Lenfest Grove
            1332 Enterprise Drive
            West Chester, PA 19380

            Select Paging Investors, L.P. ....................................            898,958                      4.4%
            4718 Old Gettysburg Road
            Mechanicsburg, PA 17055

            John B. Burtchaell, Jr. ..........................................              -0-                          *

            Eugene I. Davis...................................................              -0-                          *

            Richard Gdovic ..................................................               -0-                          *

            Thomas W. Parrish.................................................              -0-                          *

            David A. Sands....................................................              -0-                          *

            Alex E. Stillwell.................................................              -0-                          *

            D. Brian Plunkett (12)............................................            416,762                      2.0%

            Brian M. Bobeck (13)..............................................            253,500                      1.2%

            David S. Laible (13)..............................................            253,500                      1.2%

            All directors and officers as a group (9 persons).................            923,762                      4.5%

-----------

         (1) Unless otherwise indicated, the address for all persons listed above is c/o Aquis Communications Group, Inc., 1719A Route 10, Suite 300, Parsippany, New Jersey 07054.

         (2) Based upon 18,158,767 shares of Common Stock outstanding at October 31, 2002. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Any securities not outstanding which are subject to options, warrants, rights or conversion privileges (such as those held by FINOVA and AMRO and reflected in this table) are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Therefore, the percent of all outstanding shares reflected in the table is greater than 100%.

         (3)   FINOVA and Desert filed a Schedule 13D dated August 12, 2002.
                The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13D. The ownership information includes 143,671,590 shares of Common Stock currently issuable upon conversion of 143,671.59 shares of Series A Convertible Preferred Stock, $0.01 par value per share, owned by Desert and FINOVA. FINOVA is the sole member of Desert. Also includes warrants to purchase 192,206,258 shares of Common Stock which expire August 12, 2012, and warrants to purchase 22,294,842 shares of Common Stock which expire upon the occurrence of a Trigger Event (as defined in such Warrant) and before the earlier of August 12, 2012 or the repayment by the Company of its obligations under the Tranche A Note (as defined in the Amended and Restated Loan Agreement between FINOVA and Aquis Wireless Communications, Inc., dated as of August 12, 2002) to FINOVA prior to the Trigger Event (as defined in such Warrant).

         (4) Includes 750,000 shares of Common Stock issuable upon exercise of vested options. Mr. Frieling is the Managing Director of Deerfield Partners, which in turn is the general partner of Deerfield Capital, L.P. ("Deerfield Capital" and together with Deerfield Partners, the "Deerfield Entities"). Deerfield Partners is the record holder of 338,720 shares and Deerfield Capital is the record holder of 1,086,703 shares. Mr. Frieling disclaims any beneficial ownership of the shares of Common Stock owned by the Deerfield Entities.

         (5) Includes 17,781,582 shares of Common Stock currently issuable upon conversion of 17,781.582 shares of Series A Convertible Preferred Stock, $0.01 par value per share, issued to AMRO pursuant to the terms of the Restructuring. Also includes warrants to purchase 26,560,206 shares of Common Stock, which expire August 12, 2012, pursuant to the terms of the Restructuring.

         (6) Includes 338,720 shares held of record by Deerfield Partners and 1,086,703 shares held of record by Deerfield Capital, of which Deerfield Partners is general partner.

         (7) The information included with regard to Robert Greene is derived solely from a Schedule 13D dated March 31, 1999. The Company assumes no responsibility for the information contained in such Schedule.

         (8) Includes 95,568 shares held of record by Mr. Salerno and 225,000 shares of Common Stock issuable upon exercise of vested options. Mr. Salerno is the Managing Director of Select Capital, Inc., which in turn is the general partner of Select Paging Investors, L.P. Mr. Salerno disclaims beneficial ownership of the 898,958 shares of Common Stock owned by Select Paging Investors, L.P. and Select Capital, Inc.

         (9) Includes 225,000 shares of Common Stock issuable upon the exercise of vested options. Excludes the shares beneficially owned by Deerfield Partners, LLC in which Mr. Egan has a 4% equity interest.

         (10)   Includes 1,086,703 shares held of record by Deerfield Capital.

         (11) Includes 319,518 shares issued to Suburban Connect, LP in May 2000 in connection with the Company's purchase of paging assets and 645,071 shares representing the payment adjustment specified in the related asset purchase agreement.

         (12) Includes options to purchase 416,762 shares of Common Stock. Does not include options to purchase 125,000 shares of Common Stock that may not vest before January 31, 2002.

         (13) Includes options to purchase 253,500 shares of Common Stock for each of Messrs. Bobeck and Laible. Does not include options to purchase 125,000 shares that do not vest before January 31, 2002.


(*)  Less than 1%.

                                   PROPOSAL 2

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
            INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                 OF COMMON STOCK

         The Board has unanimously approved and recommended for approval by the Company's shareholders an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 450,000,000 shares. The proposed amendment is required under the terms of the Restructuring to effect the increase in the Common Stock to provide for the conversion of preferred stock issued to FINOVA and AMRO and the exercise of warrants issued to them to purchase additional shares of Common Stock.

         The authorized shares of Common Stock in excess of those necessary under the terms of the Restructuring, if any, will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by the Company's shareholders, except as required by the Certificate of Incorporation and applicable laws and regulations. The potential future issuance of shares of Common Stock by the Company, as authorized by the amendment, may adversely affect the rights and interests of the shareholder of the Company. The shareholder of the Company may experience substantial voting dilution upon the issuance of the shares of Common Stock authorized by the amendment.

         If approved by the shareholders of the Company, the amendment will become effective upon the filing of articles of amendment relating thereto with the Secretary of the State of Delaware, which will occur as soon as reasonably practicable following such approval. The approval of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
     AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                                   PROPOSAL 3

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
         INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF
                     DIRECTORS INTO THREE DIFFERENT CLASSES

         The Board has unanimously approved and recommended for approval by the Company's shareholders an amendment to the Certificate of Incorporation to eliminate the classification of the Board into three different classes. The Board is currently divided into three separate classes of directors as nearly equal in number as possible, each serving a staggered three-year term until their successors are elected and qualify or until their earlier resignation, removal or death. Each class is elected at different annual shareholder meetings. Following the effectiveness of the proposed amendment, the Board will not be classified and its members would not serve staggered terms. Instead, all directors would serve a one-year term until their successors are elected and qualify or until their earlier resignation, removal or death. All directors would be elected at every annual shareholder meeting.

         The Board believes that the elimination of the classified Board will allow shareholders to express their views annually and eradicate obstacles to removing directors that are not, in the shareholders' opinion, managing the Company in their best interests. This will promote effective management oversight and management's attention to and representation of shareholders' interests. The Board believes that the proposed amendment also takes away management's ability to perpetuate itself in control of the Company without the support of the shareholders owning a majority of the Company's stock. In addition, the proposed amendment could discourage a potential purchaser of the Company from influencing the Board by offering terms acceptable to it, such as the continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to shareholders generally.

         A classified Board extends the time required for a change in control of the Board and tends to discourage hostile takeovers because, assuming that each class of directors is equal in size, a majority shareholder could not obtain control of the Board until the second annual shareholders' meeting after acquiring a majority of the voting stock. Elimination of the classified Board, therefore, may render the Company more vulnerable to takeover tactics. However, the Board is not presently aware of any proposed or threatened takeover of the Company.

         If approved by the shareholders of the Company, the amendment will become effective upon the filing of articles of amendment relating thereto with the Secretary of the State of Delaware, which will occur as soon as reasonably practicable following such approval. The approval of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
 THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF
              THE BOARD OF DIRECTORS INTO THREE DIFFERENT CLASSES

                                   PROPOSAL 4

              TO RATIFY THE REAPPOINTMENT OF WISS & COMPANY LLP AS
                    INDEPENDENT AUDITORS FOR FISCAL YEAR 2002

         On recommendation of the Audit Committee, the accounting firm of Wiss & Company LLP ("Wiss") has been reappointed by the Board as the Company's independent auditors for 2002. Although shareholder approval is not required, the Board requests shareholder ratification of Wiss' reappointment. Representatives of that firm will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The aggregate fees billed by Wiss for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $136,774. Wiss also billed the Company $21,445 for audit related services performed in connection with the Company's registration statement filed in 2001.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
      REAPPOINTMENT OF WISS & COMPANY LLP AS INDEPENDENT AUDITORS FOR THE
                                FISCAL YEAR 2002

                                LEGAL PROCEEDINGS

         The Company was a party to a legal proceeding involving a former reseller, Fone Zone Communication Corp., that was reported in the Company's Annual Report on Form 10-K for fiscal year 2001. The Company settled that matter with a payment of $31,500 in April 2002. There are no other significant developments related to legal proceedings involving the Company as of the date of the filing of this Proxy Statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required to furnish the Company with copies of Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company has determined that all required reports were timely filed during fiscal year 2001.

                            PROPOSALS OF SHAREHOLDERS

         Any shareholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company's 2003 Annual Meeting of Shareholders must submit such proposal to the Company not less than 120 days before the date that this Proxy Statement is released to shareholders, that is by July 11, 2003; provided, however, that if the date of the 2003 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2002 Annual Meeting of Shareholders, then the deadline is a reasonable time before the Company begins to print its proxy materials. The proposal should be submitted to the Company's principal executive offices in Parsippany, New Jersey by certified mail, return receipt requested and should be directed to the Secretary of the Company.

                                  OTHER MATTERS

         Management of the Company does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

         A copy of the Company's Annual Report on Form 10-K for fiscal year 2001 is included with this Proxy Statement.

                                    By Order of the Board of Directors.


                                    /s/ Alex E. Stillwell
                                    ---------------------
                                    Alex E. Stillwell
                                    President and Chief Executive Officer

Parsippany, New Jersey
November 28, 2002

                                   Appendix A


            Aquis Communications Group, Inc. Audit Committee Charter

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors of Aquis Communications Group, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

              o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

              o Monitor the independence and performance of the Company's independent auditors and any internal auditing department.

              o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of The NASDAQ Stock Market ("NASDAQ") or such other applicable stock exchange or association on which the Company's common stock is then listed. The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, if any, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable Securities and Exchange Commission ("SEC") regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of major issues regarding accounting principles, practices, and judgments that could significantly affect the Company's financial statements.

         3. In consultation with management, the independent auditors, and the internal auditors, if any, consider the integrity of the Company's financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 ("SAS 61") (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

         11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, if any, as needed.

         12. Review the appointment and performance of, and any decision to replace, any senior internal audit executive.

         13. Review any significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company's annual proxy statement as required by the applicable rules of the SEC.

         16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Periodically report to the Board of Directors on significant results of the foregoing activities.

         Scope of Duties

         18. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any internal rules or codes of conduct of the Company.

                                      PROXY


                        AQUIS COMMUNICATIONS GROUP, INC.



                            1719A Route 10, Suite 300

                          Parsippany, New Jersey 07054



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2002


         The undersigned hereby appoints Alex E. Stillwell and D. Brian Plunkett, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Shareholders of Aquis Communications Group, Inc. (the "Company") to be held at the Company's principal executive offices located at 1719A Route 10, Suite 300, Parsippany, New Jersey 07054, on December 11 2002, at 10:00 a.m. and at any adjournments, upon matters described in the Proxy Statement furnished herewith and all other subjects that may properly come before the annual meeting.

         IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE (1) NOMINEES FOR DIRECTOR LISTED HEREIN, (2) APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO (A) INCREASE THE
AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK AND (B) ELIMINATE THE COMPANY'S CLASSIFIED BOARD OF DIRECTORS, (3) RATIFICATION OF THE REAPPOINTMENT OF WISS & COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002 AND (4) ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


--------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THRU 4


                                                              Please mark
                                                                               X

                                                              your votes as
                                                              indicated in
                                                              this example

                                  FOR                   WITHHOLD
                                  ---                   --------
                              the nominees              AUTHORITY
                             listed at right           to vote for
                              (except as                   the
1. ELECTION OF DIRECTORS      marked to the             nominees
                                 contrary)              listed at
                                                          right


  Nominees:
               John B. Burtchaell,
               Jr.
               Eugene I. Davis
               Richard Gdovic
               Thomas W. Parrish
               David A. Sands
               Alex E. Stillwell



2. APPROVE THE AMENDMENT OF            FOR    AGAINST  ABSTAIN
   THE COMPANY'S CERTIFICATE           / /      / /      / /
   OF INCORPORATION TO
   INCREASE THE COMPANY'S
   AUTHORIZED SHARES OF
   COMMON STOCK

3. APPROVE THE AMENDMENT OF           FOR    AGAINST  ABSTAIN
   THE COMPANY'S CERTIFICATE          / /      / /      / /
   OF INCORPORATION TO
   ELIMINATE THE COMPANY'S
   CLASSIFIED BOARD OF
   DIRECTORS

4. RATIFY THE REAPPOINTMENT OF        FOR    AGAINST  ABSTAIN
   WISS & COMPANY LLP AS              / /      / /      / /
   INDEPENDENT AUDITORS FOR
   FISCAL YEAR 2002

5. In their discretion, upon          FOR    AGAINST  ABSTAIN
   such other business as may         / /      / /      / /
   properly come before the
   Annual Meeting or any
   adjournments thereof.



(To withhold authority to vote for any
individual nominee write his name in the space below):







Signature                    Signature                       Date
          ------------------           ---------------------      -------------

-------------------------------------------------------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            o FOLD AND DETACH HERE o